Exhibit 99.1

KELLY SERVICES® REPORTS
FOURTH QUARTER AND FULL YEAR EARNINGS

Financial Highlights
•Q4 revenue down 5.4%; down 5.2% in constant currency
•Q4 operating earnings of $13.1 million, including a $15.8 million asset impairment charge, compared to $33.1 million last year
•Q4 earnings (loss) per share of $0.43, compared to ($0.62) last year or $0.67 compared to $0.87 on an adjusted basis
•Full year 2019 earnings from operations down 6.5% to $81.8 million

TROY, Mich. (February 13, 2020) -- Kelly Services (Nasdaq: KELYA) (Nasdaq: KELYB), a global leader in providing workforce solutions, today announced results for the fourth quarter and full year of 2019.

Peter Quigley, president and chief executive officer, announced revenue for the fourth quarter of 2019 totaled $1.3 billion, a 5.4% decrease, or 5.2% in constant currency, compared to the corresponding quarter of 2018.

Earnings from operations for the fourth quarter of 2019 totaled $13.1 million, compared to the $33.1 million reported for the fourth quarter of 2018. The 2019 fourth quarter results include a $15.8 million impairment charge related to a technology development project.

Diluted earnings per share in the fourth quarter of 2019 were $0.43 compared to a loss per share of $0.62 in the fourth quarter of 2018. Included in the earnings per share in the fourth quarter of 2019 was a $0.30 impairment charge, net of tax and a $0.01 gain, net of tax on Persol Holdings common stock. Included in the loss per share in the fourth quarter of 2018 is the unfavorable impact of $1.49 due to the non-cash after-tax loss on Kelly’s investment in Persol Holdings common stock.

Diluted earnings per share for the full year 2019 were $2.84 compared to $0.58 for 2018. Full-year earnings per share for 2019 were unfavorably impacted $0.40 by the after-tax impact of asset impairments and restructuring charges, and were favorably impacted $1.08 by the after-tax gain on Persol common stock, the gain on sale of assets, and the impact of recent acquisitions. Full-year earnings per share for 2018 were unfavorably impacted by the $1.69 non-cash after-tax loss on Persol Holdings common stock. On an adjusted basis, diluted earnings per share were $2.16 in 2019 compared to $2.27 in 2018. The impacts of these adjustments are more fully described in the included reconciliation of non-GAAP measures.

“Q4 continued the underlying dynamics we saw in Q3, including a weaker manufacturing sector, economic headwinds in Europe, and disruption from the 2019 restructuring of our U.S. operations,” noted Quigley. “The efficiencies we’ve gained are already bringing us increased agility and we have delivered good GP rate improvement, however, we have not yet delivered on top-line growth.” Quigley has made returning to growth a top priority since becoming CEO, while also taking other significant steps in his first 120 days: the sale and lease-back of the company’s HQ building to free up capital; the acquisition of Insight to further strengthen Kelly Education’s leading U.S. market position; the appointment of Kelly’s first-ever Chief Growth Officer; deployment of new front-office technology in the U.S. and Europe; and other actions designed to accelerate Kelly’s shift toward a more responsive, tech-enabled delivery model.

Today, Quigley announced three additional changes designed to accelerate growth and intensify Kelly’s specialty focus:

•The company will be managed by specialty: Professional & Industrial (formerly Commercial); Education; STEM (including Science, Engineering, and IT); OCG; and International. Each specialty will be led by a president, reporting directly to Quigley, who will work to accelerate each specialty’s top- and bottom-line results.

•Kelly will accelerate its M&A initiatives as part of an ambitious program to drive financial performance through growth in higher-margin businesses, focusing its capital allocations on investments and acquisitions that align with the company’s specialty solutions strategy.

•Kelly will share growth targets via its growth map, providing regular updates on progress against key financial goals the company intends to achieve.

“There’s no question there are a lot of positive changes underway at Kelly,” stated Quigley. “Although they’re at different stages of progress, they are necessary to address market challenges head-on, modernize our delivery models, leverage more agile operations, open new doors for organic and inorganic growth, and put us on a path to becoming a specialty talent company that delivers results for clients, talent, and shareholders.”

Kelly also reported that on February 12, its board of directors declared a dividend of $0.075 per share. The dividend is payable March 9, 2020 to shareholders of record as of the close of business on February 24, 2020.

In conjunction with its fourth quarter and full year earnings release, Kelly Services has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9:00 a.m. (ET) on February 13 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
kellyservices.com

Via the Telephone (new process)
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, competitive market pressures including pricing and technology introductions and disruptions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, the risk our intellectual property assets could be infringed upon or compromised, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates including PersolKelly Asia Pacific, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, risks associated with conducting business in foreign countries, including foreign currency fluctuations, the exposure to potential market and currency exchange risks relating to our investment in Persol Holdings, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology projects, our ability to maintain adequate financial and management processes and controls, risk of potential impairment charges triggered by adverse industry developments or operational circumstances, unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, the impact of changes in laws and regulations (including federal, state and international tax laws), competition law risks, the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ approximately 440,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2019 was $5.4 billion. Visit kellyservices.com and let us help with what’s next for you.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 574-9800	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED DECEMBER 29, 2019 AND DECEMBER 30, 2018
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2019	2018	Change		Change		Change

Revenue from services	$1,337.8	$1,414.7	$(76.9)		(5.4)%		(5.2)%

Cost of services	1,092.7	1,160.3	(67.6)		(5.8)

Gross profit	245.1	254.4	(9.3)		(3.7)		(3.4)

Selling, general and administrative expenses	216.2	221.3	(5.1)		(2.3)		(2.1)

Asset impairment charge	15.8	—	15.8		NM

Earnings from operations	13.1	33.1	(20.0)		(60.5)

Gain (loss) on investment in Persol Holdings	0.7	(83.2)	83.9		NM

Other income (expense), net	(0.1)	1.2	(1.3)		(110.6)

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	13.7	(48.9)	62.6		NM

Income tax (benefit) expense	(5.9)	(23.8)	17.9		75.2

Net earnings (loss) before equity in net earnings (loss) of affiliate	19.6	(25.1)	44.7		NM

Equity in net earnings (loss) of affiliate	(2.6)	1.2	(3.8)		NM

Net earnings (loss)	$17.0	$(23.9)	$40.9		NM	%

Basic earnings (loss) per share	$0.43	$(0.62)	$1.05		NM	%
Diluted earnings (loss) per share	$0.43	$(0.62)	$1.05		NM	%

STATISTICS:

Staffing fee-based income (included in revenue from services)	$13.4	$16.3	$(2.9)		(17.7)%		(17.2)%

Gross profit rate	18.3%	18.0%	0.3	pts.

Conversion rate	5.3	13.0	(7.7)

% Return:
Earnings from operations	1.0	2.3	(1.3)
Net earnings (loss)	1.3	(1.7)	3.0

Effective income tax rate	(43.2)%	48.8%	(92.0)	pts.

Average number of shares outstanding (millions):
Basic	39.1	38.9
Diluted	39.3	38.9

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED DECEMBER 29, 2019 AND DECEMBER 30, 2018
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2019	2018	Change		Change	Change

Revenue from services	$5,355.6	$5,513.9	$(158.3)		(2.9)%	(1.9)%

Cost of services	4,387.2	4,541.7	(154.5)		(3.4)

Gross profit	968.4	972.2	(3.8)		(0.4)	0.5

Selling, general and administrative expenses	883.1	884.8	(1.7)		(0.2)	0.7

Gain on sale of assets	(12.3)	—	(12.3)		NM

Asset impairment charge	15.8	—	15.8		NM

Earnings from operations	81.8	87.4	(5.6)		(6.5)

Gain (loss) on investment in Persol Holdings	35.8	(96.2)	132.0		NM

Other income (expense), net	(1.2)	(0.6)	(0.6)		(86.9)

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	116.4	(9.4)	125.8		NM

Income tax expense (benefit)	0.4	(27.1)	27.5		101.3

Net earnings (loss) before equity in net earnings (loss) of affiliate	116.0	17.7	98.3		NM

Equity in net earnings (loss) of affiliate	(3.6)	5.2	(8.8)		NM

Net earnings	$112.4	$22.9	$89.5		390.2%

Basic earnings per share	$2.85	$0.59	$2.26		383.1%
Diluted earnings per share	$2.84	$0.58	$2.26		389.7%

STATISTICS:

Staffing fee-based income (included in revenue from services)	$60.1	$68.6	$(8.5)		(12.5)%	(10.6)%

Gross profit rate	18.1%	17.6%	0.5	pts.

Conversion rate	8.4	9.0	(0.6)

% Return:
Earnings from operations	1.5	1.6	(0.1)
Net earnings	2.1	0.4	1.7

Effective income tax rate	0.3%	289.2%	(288.9)	pts.

Average number of shares outstanding (millions):
Basic	39.1	38.8
Diluted	39.2	39.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

			%		CC %
	2019	2018	Change		Change
Americas Staffing
Revenue from services	$580.0	$647.6	(10.4)%		(10.5)%
Gross profit	109.6	118.8	(7.8)		(7.8)
SG&A expenses excluding restructuring charges	88.6	90.4	(2.0)		(2.0)
Restructuring charges	(0.1)	—	NM		NM
Total SG&A expenses	88.5	90.4	(2.1)		(2.1)
Earnings from operations	21.1	28.4	(25.8)
Earnings from operations excluding restructuring charges	21.0	28.4	(26.2)

Gross profit rate	18.9%	18.3%	0.6	pts.
Conversion rate	19.3	23.9	(4.6)
Conversion rate excluding restructuring charges	19.1	23.9	(4.8)
Return on sales	3.6	4.4	(0.8)
Return on sales excluding restructuring charges	3.6	4.4	(0.8)

Global Talent Solutions
Revenue from services	$515.1	$503.3	2.3%		2.4%
Gross profit	100.8	99.3	1.5		1.7
Total SG&A expenses	72.9	72.5	0.5		0.6
Earnings from operations	27.9	26.8	4.2

Gross profit rate	19.6%	19.7%	(0.1)	pts.
Conversion rate	27.7	27.0	0.7
Return on sales	5.4	5.3	0.1

International Staffing
Revenue from services	$246.0	$268.1	(8.2)%		(7.1)%
Gross profit	35.1	36.9	(4.9)		(3.5)
Total SG&A expenses	30.2	33.1	(9.0)		(7.8)
Earnings from operations	4.9	3.8	30.8

Gross profit rate	14.3%	13.8%	0.5	pts.
Conversion rate	14.1	10.2	3.9
Return on sales	2.0	1.4	0.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	December Year to Date

			%		CC %
	2019	2018	Change		Change
Americas Staffing
Revenue from services	$2,320.1	$2,417.7	(4.0)%		(3.8)%
Gross profit	429.5	441.3	(2.7)		(2.5)
SG&A expenses excluding restructuring charges	367.2	364.2	0.8		1.0
Restructuring charges	5.5	—	NM		NM
Total SG&A expenses	372.7	364.2	2.3		2.6
Earnings from operations	56.8	77.1	(26.3)
Earnings from operations excluding restructuring charges	62.3	77.1	(19.2)

Gross profit rate	18.5%	18.3%	0.2	pts.
Conversion rate	13.2	17.5	(4.3)
Conversion rate excluding restructuring charges	14.5	17.5	(3.0)
Return on sales	2.4	3.2	(0.8)
Return on sales excluding restructuring charges	2.7	3.2	(0.5)

Global Talent Solutions
Revenue from services	$2,024.5	$1,997.4	1.4%		1.6%
Gross profit	400.5	381.1	5.1		5.6
Total SG&A expenses	293.1	296.5	(1.2)		(0.6)
Earnings from operations	107.4	84.6	26.9

Gross profit rate	19.8%	19.1%	0.7	pts.
Conversion rate	26.8	22.2	4.6
Return on sales	5.3	4.2	1.1

International Staffing
Revenue from services	$1,025.9	$1,116.6	(8.1)%		(4.0)%
Gross profit	140.5	152.3	(7.7)		(3.6)
Total SG&A expenses	125.3	132.3	(5.3)		(1.2)
Earnings from operations	15.2	20.0	(24.1)

Gross profit rate	13.7%	13.6%	0.1	pts.
Conversion rate	10.8	13.2	(2.4)
Return on sales	1.5	1.8	(0.3)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)
	Dec. 29, 2019	Dec. 30, 2018
Current Assets
Cash and equivalents	$25.8	$35.3
Trade accounts receivable, less allowances of
$12.9 and $13.2, respectively	1,282.2	1,293.3
Prepaid expenses and other current assets	76.5	71.9
Properties held for sale	21.2	—
Total current assets	1,405.7	1,400.5

Noncurrent Assets
Property and equipment, net	43.1	86.3
Operating lease right-of-use assets	60.4	—
Deferred taxes	229.1	198.7
Goodwill, net	127.8	107.3
Investment in Persol Holdings	173.2	135.1
Investment in equity affiliate	117.2	121.3
Other assets	324.1	265.2
Total noncurrent assets	1,074.9	913.9

Total Assets	$2,480.6	$2,314.4

Current Liabilities
Short-term borrowings	$1.9	$2.2
Accounts payable and accrued liabilities	503.6	540.6
Operating lease liabilities	20.1	—
Accrued payroll and related taxes	267.6	266.0
Accrued workers' compensation and other claims	25.7	26.0
Income and other taxes	65.2	62.7
Total current liabilities	884.1	897.5

Noncurrent Liabilities
Operating lease liabilities	43.3	—
Accrued workers' compensation and other claims	45.8	50.5
Accrued retirement benefits	187.4	162.9
Other long-term liabilities	55.5	44.0
Total noncurrent liabilities	332.0	257.4

Stockholders' Equity
Common stock	40.1	40.1
Treasury stock	(20.9)	(26.0)
Paid-in capital	22.5	24.4
Earnings invested in the business	1,238.6	1,138.1
Accumulated other comprehensive income (loss)	(15.8)	(17.1)

Total stockholders' equity	1,264.5	1,159.5

Total Liabilities and Stockholders' Equity	$2,480.6	$2,314.4

Statistics:
Working Capital	$521.6	$503.0
Current Ratio	1.6	1.6
Debt-to-capital %	0.1%	0.2%
Global Days Sales Outstanding	58	55
Year-to-Date Free Cash Flow	$82.2	$35.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED DECEMBER 29, 2019 AND DECEMBER 30, 2018
(UNAUDITED)
(In millions of dollars)
	2019	2018
Cash flows from operating activities:
Net earnings	$112.4	$22.9
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation and amortization	31.6	26.2
Operating lease asset amortization	22.3	—
Provision for bad debts	4.1	3.0
Stock-based compensation	5.6	8.1
Deferred income taxes	(18.3)	(47.5)
(Gain) loss on investment in Persol Holdings	(35.8)	96.2
(Gain) on sale of assets	(12.3)	—
Asset impairment charge	15.8	—
Equity in net (earnings) loss of PersolKelly Asia Pacific	3.6	(5.2)
Other, net	(0.4)	(0.8)
Changes in operating assets and liabilities, net of acquisitions	(26.4)	(41.5)
Net cash from operating activities	102.2	61.4

Cash flows from investing activities:
Capital expenditures	(20.0)	(25.6)
Acquisition of companies, net of cash received	(86.4)	—
Investment in equity securities	(1.0)	(5.0)
Loans to equity affiliate	(4.4)	(7.0)
Proceeds from sale of assets	13.8	—
Proceeds from company-owned life insurance	3.0	7.9
Other investing activities	0.7	(0.1)
Net cash used in investing activities	(94.3)	(29.8)

Cash flows from financing activities:
Net change in short-term borrowings	(0.3)	(7.8)
Financing lease payments	(0.7)	—
Dividend payments	(11.9)	(11.8)
Payments of tax withholding for restricted shares	(2.5)	(6.9)
Other financing activities	(0.7)	—
Net cash used in financing activities	(16.1)	(26.5)

Effect of exchange rates on cash, cash equivalents and restricted cash	(0.9)	(1.9)

Net change in cash, cash equivalents and restricted cash	(9.1)	3.2
Cash, cash equivalents and restricted cash at beginning of year	40.1	36.9

Cash, cash equivalents and restricted cash at end of year	$31.0	$40.1

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter (Americas, International and GTS)

			%	CC %
	2019	2018	Change	Change

Americas
United States	$979.1	$1,031.6	(5.1)%	(5.1)%
Canada	35.3	34.8	1.2	1.2
Mexico	34.0	32.3	5.2	2.1
Puerto Rico	17.0	22.4	(24.5)	(24.5)
Brazil	9.0	8.6	6.3	13.1
Total Americas	1,074.4	1,129.7	(4.9)	(4.9)

EMEA
France	60.0	66.2	(9.3)	(6.5)
Switzerland	50.7	56.4	(10.0)	(10.5)
Portugal	44.3	46.4	(4.7)	(1.8)
Russia	33.5	24.7	35.7	29.8
United Kingdom	21.5	23.2	(7.5)	(7.4)
Italy	16.1	19.4	(16.9)	(14.4)
Germany	9.1	12.1	(24.7)	(22.4)
Ireland	5.0	10.3	(52.2)	(50.8)
Other	16.0	21.0	(23.7)	(19.8)
Total EMEA	256.2	279.7	(8.4)	(7.2)

Total APAC	7.2	5.3	35.5	39.8

Total Kelly Services, Inc.	$1,337.8	$1,414.7	(5.4)%	(5.2)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	December Year to Date (Americas, International and GTS)

			%	CC %
	2019	2018	Change	Change

Americas
United States	$3,892.5	$3,930.0	(1.0)%	(1.0)%
Canada	136.1	142.4	(4.5)	(2.2)
Mexico	123.6	125.0	(1.1)	(1.1)
Puerto Rico	74.6	96.6	(22.8)	(22.8)
Brazil	34.1	35.2	(2.9)	6.1
Total Americas	4,260.9	4,329.2	(1.6)	(1.4)

EMEA
France	248.6	278.9	(10.9)	(5.9)
Switzerland	200.7	212.7	(5.6)	(4.1)
Portugal	179.8	196.9	(8.7)	(3.7)
Russia	117.6	100.4	17.2	20.4
United Kingdom	103.1	108.8	(5.3)	(0.6)
Italy	75.9	77.5	(2.0)	3.5
Germany	41.6	57.1	(27.1)	(23.1)
Ireland	33.1	44.6	(25.9)	(21.5)
Other	67.5	85.6	(21.1)	(15.8)
Total EMEA	1,067.9	1,162.5	(8.1)	(4.0)

Total APAC	26.8	22.2	20.6	27.7

Total Kelly Services, Inc.	$5,355.6	$5,513.9	(2.9)%	(1.9)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2019				2018
Revenue from Services:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$580.0	$—	$(15.4)	$564.6	$647.6
Global Talent Solutions	515.1	—	(14.6)	500.5	503.3
International Staffing	246.0	—	—	246.0	268.1
Intersegment	(3.3)	—	—	(3.3)	(4.3)
Total Company	$1,337.8	$—	$(30.0)	$1,307.8	$1,414.7

	2019				2018
Gross Profit:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$109.6	$—	$(5.0)	$104.6	$118.8
Global Talent Solutions	100.8	—	(3.3)	97.5	99.3
International Staffing	35.1	—	—	35.1	36.9
Intersegment	(0.4)	—	—	(0.4)	(0.6)
Total Company	$245.1	$—	$(8.3)	$236.8	$254.4

	2019				2018
SG&A Expenses:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$88.5	$0.1	$(4.0)	$84.6	$90.4
Global Talent Solutions	72.9	—	(1.9)	71.0	72.5
International Staffing	30.2	—	—	30.2	33.1
Corporate	25.0	—	—	25.0	25.9
Intersegment	(0.4)	—	—	(0.4)	(0.6)
Total Company	$216.2	$0.1	$(5.9)	$210.4	$221.3

	2019					2018
Earnings from Operations:	As Reported	Restructuring(2)	Acquisitions(3)	Asset Impairment Charge(5)	Adjusted	As Reported
Americas Staffing	$21.1	$(0.1)	$(1.0)	$—	$20.0	$28.4
Global Talent Solutions	27.9	—	(1.4)	—	26.5	26.8
International Staffing	4.9	—	—	—	4.9	3.8
Corporate	(40.8)	—	—	15.8	(25.0)	(25.9)
Total Company	$13.1	$(0.1)	$(2.4)	$15.8	$26.4	$33.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (continued)
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2019				2018
Revenue from Services:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$2,320.1	$—	$(78.3)	$2,241.8	$2,417.7
Global Talent Solutions	2,024.5	—	(62.8)	1,961.7	1,997.4
International Staffing	1,025.9	—	—	1,025.9	1,116.6
Intersegment	(14.9)	—	—	(14.9)	(17.8)
Total Company	$5,355.6	$—	$(141.1)	$5,214.5	$5,513.9

	2019				2018
Gross Profit:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$429.5	$—	$(24.8)	$404.7	$441.3
Global Talent Solutions	400.5	—	(13.6)	386.9	381.1
International Staffing	140.5	—	—	140.5	152.3
Intersegment	(2.1)	—	—	(2.1)	(2.5)
Total Company	$968.4	$—	$(38.4)	$930.0	$972.2

	2019				2018
SG&A Expenses:	As Reported	Restructuring(2)	Acquisitions(3)	Adjusted	As Reported
Americas Staffing	$372.7	$(5.5)	$(18.9)	$348.3	$364.2
Global Talent Solutions	293.1	—	(7.6)	285.5	296.5
International Staffing	125.3	—	—	125.3	132.3
Corporate	94.1	—	—	94.1	94.3
Intersegment	(2.1)	—	—	(2.1)	(2.5)
Total Company	$883.1	$(5.5)	$(26.5)	$851.1	$884.8

	2019						2018
Earnings from Operations:	As Reported	Restructuring(2)	Acquisitions(3)	Gain on sale of assets(4)	Asset Impairment Charge(5)	Adjusted	As Reported
Americas Staffing	$56.8	$5.5	$(5.9)	$—	$—	$56.4	$77.1
Global Talent Solutions	107.4	—	(6.0)	—	—	101.4	84.6
International Staffing	15.2	—	—	—	—	15.2	20.0
Corporate	(97.6)	—	—	(12.3)	15.8	(94.1)	(94.3)
Total Company	$81.8	$5.5	$(11.9)	$(12.3)	$15.8	$78.9	$87.4

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (continued)
(UNAUDITED)
(In millions of dollars except per share data)

	Fourth Quarter		December Year to Date
	2019	2018	2019	2018

Income tax expense (benefit)	$(5.9)	$(23.8)	$0.4	$(27.1)
Taxes on investment in Persol Holdings(1)	(0.3)	25.4	(11.0)	29.4
Taxes on restructuring charges(2)	(0.1)	—	1.4	—
Taxes on acquisitions(3)	(0.6)	—	(3.0)	—
Taxes on gain on sale of assets(4)	—	—	(3.3)	—
Taxes on asset impairment charge(5)	4.0	—	4.0	—
Adjusted income tax expense (benefit)	$(2.9)	$1.6	$(11.5)	$2.3

	Fourth Quarter		December Year to Date
	2019	2018	2019	2018
Net earnings (loss)	$17.0	$(23.9)	$112.4	$22.9
(Gain) loss on investment in Persol Holdings, net of taxes(1)	(0.4)	57.8	(24.8)	66.8
Restructuring charges, net of taxes(2)	—	—	4.1	—
Net earnings from acquisitions(3)	(1.9)	—	(9.0)	—
Gain on sale of assets, net of taxes(4)	—	—	(9.0)	—
Asset impairment charge, net of taxes(5)	11.8	—	11.8	—
Adjusted net earnings	$26.5	$33.9	$85.5	$89.7

	Fourth Quarter		December Year to Date
	2019	2018	2019	2018
	Per Share		Per Share
Net earnings (loss)	$0.43	$(0.62)	$2.84	$0.58
(Gain) loss on investment in Persol Holdings, net of taxes(1)	(0.01)	1.49	(0.63)	1.69
Restructuring charges, net of taxes(2)	—	—	0.10	—
Acquisitions, net of taxes(3)	(0.04)	—	(0.22)	—
Gain on sale of assets, net of taxes(4)	—	—	(0.23)	—
Asset impairment charge, net of taxes(5)	0.30	—	0.30	—
Adjusted net earnings	$0.67	$0.87	$2.16	$2.27

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2019 and 2018 gains and losses on the investment in Persol Holdings, the 2019 restructuring charges, the 2019 acquisitions, the 2019 gain on sale of assets and the 2019 asset impairment charge are useful to understand the Company's fiscal 2019 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)The gains and losses on the investment in Persol Holdings represent the change in fair value of the investment during the period presented and the related tax expense and benefit.

(2)Restructuring charges in 2019 represent severance costs primarily related to U.S. branch-based staffing operations.

(3)NextGen and GTA were acquired on January 2, 2019, and were included in the reported results of operations of Americas Staffing and GTS segments, respectively, from the date of acquisition.

(4)Gain on sale of assets primarily represents the excess of the proceeds over the cost of an unused parcel of land located near the Company headquarters sold during the second quarter of 2019.

(5)Asset impairment charge represents the write-off of previously capitalized costs associated with a U.S. front and middle office technology development project that we determined we would not complete in order to enhance and expand a technology platform already in existence.